Exhibit 10.1

                              EMPIRE GLOBAL CORP.

                                PROMISSORY NOTE
                             Due October 31, 2014

For good and valuable consideration, EMPIRE GLOBAL CORP. hereby promises to pay to PAYMOBILE INC., on October 31, 2014 or on such earlier date as the principal amount hereof may become due in accordance with the provisions hereof, the sum of EIGHTY-FIVE THOUSAND (CDN$85,000.00) CANADIAN DOLLARS, on presentation and surrender of this Note at the Corporation's Address (as hereinafter defined) and to pay all other amounts owing hereunder, both before and after default, maturity and judgments, on such dates and in such manner as set forth in
Section 2 of this Note.

1.   Interpretation

1.1 Definitions. The following words and phrases whenever used in this Note shall have the following meanings, unless there is something in the context otherwise inconsistent therewith.

     (a) "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in Toronto, Ontario;

     (b) "Corporation" shall mean Empire Global Corp. a corporation incorporated under the laws of the State of Delaware;

     (c) "Corporation Address" shall mean 671 Westburne Dr., Concord, Ontario L4K 4Z1.

     (d)  "Event of Default" shall mean any of the following events:

          (i) the Corporation shall fail to make any payment of the principal owing on this Note when due or any other amount owing hereunder when due;

          (ii) the Corporation shall fail to perform or observe any other term, covenant or agreement contained in this Note on its part to be performed or observed and after written notice containing particulars of the default shall have been given to the Corporation by the Holder, the Corporation shall not have, within ten (10) days following delivery of such notice, cured such default or commenced proceedings to cure such default and having timely commenced such proceedings proceed to diligently prosecute such proceedings;

          (iii) the Corporation institutes any proceedings or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding or any proceeding is commenced against the Corporation:

                (1) seeking to adjudicate it as bankrupt or insolvent; or

                (2) seeking liquidation, dissolution, winding up,
                    reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application for reorganization under the Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation);

                (3) seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets;

unless such proceeding has not been outstanding for more than sixty (60) days and is being actively and diligently contested in good faith by appropriate proceedings as determined by the Holder in its sole discretion and no judgment or order has been made granting any relief being sought in such proceeding;

     (f) "Holder" shall mean Paymobile Inc., or such other person who becomes a holder of this Note;

     (g) "Holder's Address" shall mean 171 East Liberty Street, Toronto, Ontario M6K 3P6 or, in the event that a person other than Paymobile Inc. becomes a holder of this Note, such address as such holder may advise;

     (h)  "Maturity Date" shall mean October 31, 2014;

     (i)  "Note" shall mean this promissory note.

1.2 Currency. All amounts payable pursuant hereto shall be payable in lawful money of the Canada.

1.3  Non-Business Days.  If any day on which any principal or interest on this
     Note is payable or by which any other action is required to be taken hereunder is not a Business Day, such principal or interest shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.

1.4 Herein, hereto, etc. The words "herein", "hereto", "hereof" and similar words refer, unless the context clearly indicates the contrary, to the whole of this Note and not to any particular section, subsection or clause thereof. The word "Section" refers to the particular section of this Note unless otherwise indicated.

1.5 Number and Gender. Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

2.   Payments

2.1 Payments of Interest. The principal outstanding under this Note shall bear interest at the rate of two (2%) per cent per month, calculated monthly not in advance, which interest shall be due and payable on the Maturity Date or such earlier date as the principal of the Note may become due and payable in accordance with the provisions hereof.

2.2 Prepayment. The Corporation may repay any portion of this Note at any time or times prior to the Maturity Date without notice, penalty or bonus.

2.3 Payment at Maturity. The Corporation shall pay to the Holder an amount equal to the principal amount of this Note then outstanding and any accrued but unpaid interest thereon on the Maturity Date.

2.4 Method of Payment. Any payment of interest or principal hereunder shall be payable by certified cheque delivered to the Holder or by wire transfer of immediately available funds to a bank account designated by the Holder in writing for such purpose. The receipt of such certified cheque or wire transfer shall satisfy and discharge all liability for such principal or interest as the case may be to the extent of the sum represented thereby.

3.   Events of Default; Acceleration of Payment

3.1 Acceleration and Enforcement. Upon the occurrence and during the continuance of an Event of Default, the Holder may demand payment of the principal amount of this Note together with any accrued but unpaid interest thereon then outstanding under the Note.

3.2 Notice. The Corporation shall promptly notify the Holder of any facts that may give rise to an Event of Default or any facts that may give rise to any event which, with notice or lapse of time or both, would constitute an Event of Default under this Note.

3.3 Waiver. Upon the occurrence and during the continuance of any Event of Default hereunder, the Holder shall have the power to waive any Event of Default.

3.4 Payment of Costs and Expenses of Enforcement. The Corporation shall pay to the Holder on demand all reasonable costs and expenses of the Holder in connection with the Note, including, without limitation, in respect of any steps or proceedings for the purpose of interpreting or enforcing its rights under the Note in accordance with the terms and conditions hereof and the Corporation shall reimburse the Holder for all reasonable legal and other expenses incurred by the Holder as a result thereof.

4.  Notice

Notice shall be served on the Holder or on the Corporation, respectively, by delivering it by hand or sending by courier addressed to the Holder's Address or the Corporation's Address, respectively. Each of the Holder and the Corporation agrees to send written notification to the other of any change of address. Any notice delivered by personal delivery shall be deemed to have been received on the date of delivery to the person to whom it is addressed or if sent by courier, shall be deemed to have been received on the first Business Day immediately following the date on which it is sent to the person to whom it is addressed.

5.  Amendment

This Note may be modified or amended only if the parties hereto so agree in writing.

6.  Assignment

The Corporation may not assign or transfer any of its obligations hereunder without the prior written consent of the Holder. The Holder may assign this Note.

7.  Governing Law

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

8.  Severance

The invalidity or unenforceability of any provision of the Note or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and the Note shall be construed as if such invalid or unenforceable provision or covenant were omitted.

IN WITNESS WHEREOF the Corporation has caused this Note to be executed as of the 3rd day of October, 2014.


EMPIRE GLOBAL CORP.



/s/ Michele Ciavarella
-----------------------------------------
Name:	Michele Ciavarella
Title:	C.E.O.